               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                                                    July 8, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                      Re: Hallmark Financial Services, Inc.
                          ---------------------------------

Gentlemen:

            We have acted as counsel to Hallmark  Financial  Services,  Inc.,  a
Nevada  corporation  (the  "Company"),  in  connection  with the  filing  of its registration  statement  on Form S-3 (File No.  333-104274)  (the  "Registration
Statement"),  relating to shares (the  "Shares") of its common stock,  par value
$.03 per share (the "Common  Stock"),  issuable upon the exercise of outstanding subscription  rights  (the  "Rights"),  as more  particularly  described  in the
Registration Statement.

            In  connection  with this  opinion,  we have  examined the Company's
Certificate  of  Incorporation  and  By-Laws,  each  as  amended  to  date,  the
Registration   Statement  and  such  other   documents  as  we  have  considered
appropriate for purposes of this opinion.

            We have also  reviewed  such other  matters of law and  examined and relied upon such other  documents,  records and  certificates  as we have deemed relevant hereto.  In all such  examinations we have assumed  conformity with the original documents of all documents  submitted to us as conformed or photostatic copies,  the authenticity of all documents  submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

July 8, 2003

            On the  basis  of the  foregoing,  we are of the  opinion  that  the issuance  and sale of the Shares  upon  exercise  of the  Rights  have been duly authorized and when (i) the Registration  Statement  becomes effective under the
Securities Act of 1933, as amended, (ii) the holders of the Rights have complied with the terms of the Rights in  connection  with the  exercise  thereof,  (iii)
certificates  representing the Shares have been manually signed by an authorized officer of the transfer  agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iv) the Shares have been delivered to and paid for as contemplated by the Rights and the Registration  Statement,  the
Shares will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal  Matters"  in  the  prospectus  constituting  part  of  the  Registration
Statement.

                              Very truly yours,

                             /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                             OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP